UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 27, 2016
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-02217 (Commission File Number)	58-0628465 (IRS Employer Identification No.)

One Coca-Cola Plaza Atlanta, Georgia (Address of principal executive offices)	30313 (Zip Code)

Registrant's telephone number, including area code: (404) 676-2121

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
As previously disclosed, effective January 1, 2016, The Coca-Cola Company (the "Company") transferred Coca-Cola Refreshments' ("CCR") bottling and associated supply chain operations in the United States and Canada from the Company's North America operating segment to its Bottling Investments operating segment. Additionally, effective August 1, 2016, the Company formed a new Europe, Middle East and Africa operating group consisting of the business units that were previously included in the Europe and the Eurasia and Africa operating groups. As a result, our organizational structure consists of the following operating segments: Europe, Middle East and Africa; Latin America; North America; Asia Pacific; Bottling Investments; and Corporate.
As previously disclosed in the Company’s Annual Report on Form 10-K (the “2015 Form 10-K”), effective January 1, 2016, the following accounting guidance became effective for the Company with retrospective application: (i) Accounting Standards Update (“ASU”) 2015-03, Simplifying the Presentation of Debt Issuance Costs, issued by the Financial Accounting Standards Board ("FASB") in April 2015, which requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, and (ii) ASU 2015-07, Fair Value Measurement (Topic 820): Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent), issued by the FASB in April 2015, which removes the requirement to categorize within the fair value hierarchy all investments for which fair value is measured using the net asset value per share (ASU 2015-03 and ASU 2015-07 are referred to herein as the “Accounting Standards Updates”).
The Company is filing this Current Report on Form 8-K to (i) revise historical operating segment information contained in the 2015 Form 10-K to correspond with the Company's current reportable operating segments and (ii) revise other financial and related information to reflect the retrospective application of the Accounting Standards Updates. Exhibit 99.1 hereto, which is incorporated herein by reference, contains items from the 2015 Form 10-K, updated to reflect revised operating segment information as well the retrospective application of the Accounting Standards Updates. The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2016 reflects the Company's currently reportable operating segments.
The updates to the 2015 Form 10-K relate solely to the presentation of operating segment-specific information and the impact of the retrospective application of the Accounting Standards Updates as described above and do not affect the Company's previously reported consolidated financial condition, results of operations or cash flows. All other information in the 2015 Form 10-K remains unchanged and has not been otherwise updated for events or developments that occurred subsequent to the filing of the 2015 Form 10-K with the Securities and Exchange Commission. For material developments since the filing of the 2015 Form 10-K, refer to the Company's Quarterly Reports on Form 10-Q for the periods ended April 1, 2016, July 1, 2016, and September 30, 2016.

Item 9.01(d).	Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 23.1	Consent of Independent Registered Public Accounting Firm.
Exhibit 99.1
Items from Annual Report on Form 10-K for the year ended December 31, 2015, updated to reflect revised operating segment information and the retrospective application of the Accounting Standards Updates: Part I, "Item 1. Business"; Part I, "Item 2. Properties"; Part II, “Item 6. Selected Financial Data”; Part II, "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations"; and Part II, "Item 8. Financial Statements and Supplementary Data".

Exhibit 101
The following revised financial information formatted in XBRL (eXtensible Business Reporting Language): (i) Consolidated Statements of Income for the years ended December 31, 2015, 2014 and 2013, (ii) Consolidated Statements of Comprehensive Income for the years ended December 31, 2015, 2014 and 2013, (iii) Consolidated Balance Sheets as of December 31, 2015 and 2014, (iv) Consolidated Statements of Cash Flows for the years ended December 31, 2015, 2014 and 2013, (v) Consolidated Statements of Shareowners' Equity for the years ended December 31, 2015, 2014 and 2013 and (vi) Notes to Consolidated Financial Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE COCA-COLA COMPANY (REGISTRANT)

Date: October 27, 2016	By:	/s/ LARRY M. MARK
Larry M. Mark Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 23.1	Consent of Independent Registered Public Accounting Firm.
Exhibit 99.1
Items from Annual Report on Form 10-K for the year ended December 31, 2015, updated to reflect revised operating segment information and the retrospective application of the Accounting Standards Updates: Part I, "Item 1. Business"; Part I, "Item 2. Properties"; Part II, “Item 6. Selected Financial Data”; Part II, "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations"; and Part II, "Item 8. Financial Statements and Supplementary Data".

Exhibit 101
The following revised financial information formatted in XBRL (eXtensible Business Reporting Language): (i) Consolidated Statements of Income for the years ended December 31, 2015, 2014 and 2013, (ii) Consolidated Statements of Comprehensive Income for the years ended December 31, 2015, 2014 and 2013, (iii) Consolidated Balance Sheets as of December 31, 2015 and 2014, (iv) Consolidated Statements of Cash Flows for the years ended December 31, 2015, 2014 and 2013, (v) Consolidated Statements of Shareowners' Equity for the years ended December 31, 2015, 2014 and 2013 and (vi) Notes to Consolidated Financial Statements.